EXHIBIT 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tony Brausen	Chris Malecek
Vice President, Chief Financial Officer & Treasurer	Weber Shandwick Worldwide
Tennant Company	952-346-6181
763-540-1553

TENNANT ACQUIRES U.K. CLEANING EQUIPMENT COMPANY WALTER-BROADLEY

Acquisition Expands Tennant’s U.K. Sales and Service Coverage, Doubles Customer Base

MINNEAPOLIS, Minn., Jan. 13, 2004 —Tennant Company (NYSE: TNC) announced today that it has completed the acquisition of Walter-Broadley Machines Limited in a cash transaction.  Terms of the transaction were not disclosed.  Walter-Broadley is a privately owned, United Kingdom-based cleaning equipment company whose annual sales were approximately $13 million in the fiscal year ended October 31, 2003.

“With this acquisition, we continue our strategy of expanding Tennant’s sales and service coverage in key European markets, especially with the large building services contractors that make up more than half of that market,” said Janet M. Dolan, Tennant Company’s president and chief executive officer.  “Walter-Broadley has an excellent reputation in the United Kingdom cleaning equipment market, a proven direct sales and service organization and strong relationships with building services contractors, particularly those serving major retailers.  We are pleased that key managers in the company are joining Tennant with this transaction and we look forward to benefiting from their leadership of our combined United Kingdom sales and service team.”

The acquisition more than doubles Tennant’s customer base in the United Kingdom and triples the number of Tennant service representatives.  Dolan noted that Walter-Broadley’s focus on serving commercial cleaning customers complements Tennant’s current United Kingdom sales and service organization, which serves primarily industrial customers.

Walter-Broadley currently employs about 130 people and operates an equipment manufacturing and service center in Northampton.  Tennant will assume the lease on this facility and consolidate its United Kingdom sales and service operations at Walter-Broadley’s nearby central England location.  The combined business will operate under the Walter-Broadley name.

“We have long admired Tennant’s global business and look forward to joining with Tennant to serve our combined customer base in the United Kingdom,” said Roger Broadley, Walter-Broadley’s chairman.  “Our two companies share a common commitment to the highest product quality and customer service.  Our combined product lines and continuing investments in product and service innovation should provide significant benefits to our customers both in the United Kingdom and beyond.”

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2 – Tennant Acquires Walter-Broadley

Tennant expects the acquisition of Walter-Broadley to be accretive to earnings by its second year, but mildly dilutive in 2004.

Company Profile

Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world.  Its products include equipment for maintaining floors in industrial, commercial and outdoor environments; and coatings for protecting, repairing and upgrading concrete floors.  Tennant’s global field service network is the most extensive in the industry.  Tennant has manufacturing operations in Minneapolis, Minn., Holland, Mich. and Uden, The Netherlands and sells products directly in 10 countries and through distributors in more than 50 others.  For more information, visit www.tennantco.com.

This news release contains statements that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events.  Any such expectations or forecasts of future events are subject to a variety of factors.  These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve.  Particular risks and uncertainties may include: the ability to implement our plans to expand internationally; the success of new products; projections of future financial and operating results; the benefits of acquiring another company; and our plan for growth.  We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown.  For additional information about factors that could materially affect Tennant’s results, please see the company’s Securities and Exchange Commission filings.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time.  It is not possible to anticipate or foresee all risk factors, and investors should not consider that any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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